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                                                                 EXHIBIT 23


                                  [LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 2-62630, 2-76637, 2-90384, 33-15949, 33-17990, 33-24397, 33-44294, 33-49740,
33-49742, 33-49762, 33-55551, 33-55549, and 33-57897 of Deere & Company on Form
S-8 and in Registration Statement Nos. 33-54165, 33-39006, 33-54149, and 33-66134 of Deere & Company on Form S-3, of our report dated November 26, 1996, appearing in this Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1996, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.


/s/ DELOITTE & TOUCHE LLP

January 15, 1997


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